Exhibit 99.1
News Release

Contact:	Paul Adams Corporate Communications 410-470-4167 Emily Duncan Investor Relations 833-447-2783
CONSTELLATION REPORTS FIRST QUARTER 2022 RESULTS
Earnings Release Highlights
•GAAP Net Income of $106 million and Adjusted EBITDA (non-GAAP) of $866 million for the first quarter of 2022
•Reaffirming guidance range for full year 2022 Adjusted EBITDA (non-GAAP) from $2,350 million - $2,750 million
•Completed separation from Exelon Corporation and launched as a standalone, publicly traded company on Feb. 1, 2022
•Executed on nearly $2.5 billion in planned debt reduction through May 12, 2022, including over $1 billion in long-term debt, a $258 million intercompany loan due to Exelon Corporation, and nearly $1.2 billion in term loans
•Announced sustainability partnership with Microsoft on the development of a 24/7/365 real-time carbon-free energy matching solution that will allow customers to fully achieve their zero emission goals
•Announced agreements with Sheetz and Comcast to procure carbon-free energy and reduce their carbon footprints through Constellation’s CORe retail power product

Baltimore (May 12, 2022) — Constellation Energy Corporation (Nasdaq: CEG) today reported its financial results for the first quarter of 2022.
“We’ve made strong financial and operational progress since our launch as a standalone company and are focused on our mission of accelerating the transition to a carbon-free future,” said Joseph Dominguez, president and CEO of Constellation. “Our nuclear and renewable fleet performed at industry-leading levels, producing enough carbon-free energy to avoid 30.2 million metric tons of carbon dioxide during the quarter, and we continue to partner with customers to help them achieve their sustainability goals. Going forward, we are reimagining our nuclear sites as clean energy centers that can do even more to help solve the climate crisis, by producing clean hydrogen, removing carbon from the air and providing a 24/7/365 real-time carbon-free energy matching solution for customers.”
“We delivered strong financial results during the quarter, earning $866 million in adjusted EBITDA (non-GAAP) and reaffirming our full-year, adjusted EBITDA (non-GAAP) guidance of $2.35 billion to $2.75 billion,” said Daniel Eggers, chief financial officer of Constellation. “Our commercial operations won new
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business and captured value as energy prices increased. Year-to-date, we took steps to further strengthen our balance sheet with the accelerated repayment of nearly $2.5 billion in debt. Looking ahead, we see favorable market conditions and continued opportunities to add value to our fleet and win new customers as we enhance our product offerings.”
First Quarter 2022
Our GAAP Net Income for the first quarter of 2022 increased to $106 million from a ($793) million GAAP Net Loss in the first quarter of 2021. Adjusted EBITDA (non-GAAP) for the first quarter of 2022 increased to $866 million from ($465) million in the first quarter of 2021. For the reconciliations of GAAP Net Income to Adjusted EBITDA (non-GAAP), refer to the tables beginning on page 3.
Adjusted EBITDA (non-GAAP) in the first quarter of 2022 primarily reflects:
•The absence of impacts from the February 2021 extreme cold weather event, favorable market and portfolio conditions and lower nuclear fuel costs; partially offset by decreased capacity revenues and unfavorable impacts of nuclear outages.
Recent Developments and First Quarter Highlights
•Separation from Exelon: On Feb. 1, 2022, we completed our separation from Exelon Corporation and launched our company as a standalone, publicly traded company. On Feb 2, 2022, our stock began “regular way” trading on the Nasdaq Stock Market under the symbol “CEG.” We are the nation’s largest producer of carbon-free energy and leading supplier of sustainable solutions to millions of residential, public sector and business customers, including three fourths of Fortune 100 companies. Our generation fleet powers more than 20 million homes and businesses and is helping to accelerate the nation’s transition to clean energy with more than 32,400 megawatts of capacity and annual output that is nearly 90 percent carbon-free.

•Executed long-term agreements with Sheetz and Comcast supporting 350MW of renewables development through our Constellation Offsite Renewables (CORe) product: On Feb. 16, 2022, and March 31, 2022, we announced agreements with Sheetz and Comcast, respectively, to purchase power and renewable energy certificates (RECs) to help avoid carbon emissions and meet their individual carbon goals. The CORe retail power product enables the development of, and increases businesses’ access to, renewable energy projects by removing the significant complexity associated with traditional offsite power purchase agreements (PPAs). By combining the simplified contracting and aggregation process of CORe with the commitment and involvement from sustainability-minded companies, we are able to offer more customers the ability to demonstrate their support of large-scale, offsite renewable energy projects.

•Sustainability Partnership with Microsoft featuring 24/7/365 Real-Time Carbon-Free Energy Matching Solution: On March 7, 2022, we announced a five-year strategic collaboration with Microsoft focused on leading the nation's clean energy transition. One of our first initiatives is the development of a 24/7/365 real-time carbon-free energy matching solution that allows customers to fully achieve their zero emissions goals. For more than 150 years, the electric power industry has been focused on matching generation capacity with customer demand to ensure 24/7/365 reliability. We will soon be providing customers a better option, utilizing breakthrough technology to match a customer’s power needs with local carbon-free energy sources, 24 hours a day, seven days a week, 365 days a year. By combining renewable and clean energy with exciting new technologies such as battery storage, fuel cells and hydrogen, we will provide customers with a real-time, data-driven carbon accounting solution that goes beyond the current practice of annualizing renewable energy certificates and credits. As we develop this 24/7/365 real-time
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carbon-free energy matching solution, we will be working with Microsoft to create software that gives customers a transparent and independently verified view of their sustainability progress.
•Nuclear Operations: Our nuclear fleet, including our owned output from the Salem Generating Station, produced 42,951 gigawatt-hours (GWhs) in the first quarter of 2022, compared with 43,466 GWhs in the first quarter of 2021. Excluding Salem, our nuclear plants at ownership achieved a 93.0% capacity factor for the first quarter of 2022, compared with 94.2%1 for the first quarter of 2021. The number of planned refueling outage days in the first quarter of 2022 totaled 76, compared with 84 in the first quarter of 2021. There were 10 non-refueling outage days in the first quarter of 2022 and 3 in the first quarter of 2021.
•Fossil and Renewables Operations: The dispatch match rate for our gas and hydro fleet was 99.4% in the first quarter of 2022, compared with 68.5% in the first quarter of 2021. The lower performance in the first quarter of 2021 was attributed to unplanned outages at Texas sites during the February 2021 extreme cold-weather event. Energy capture for the wind and solar fleet was 96.1% in the first quarter of 2022, compared with 96.4% in the first quarter of 2021.
•Financing Activities:
◦In support of our commitment to maintain strong investment grade credit metrics, we executed on nearly $2.5 billion in planned debt reduction through May 12, 2022, including over $1 billion in long-term debt, a $258 million intercompany loan due to Exelon Corporation and nearly $1.2 billion in term loans.
GAAP/Adjusted EBITDA (non-GAAP) Reconciliation
Adjusted EBITDA (non-GAAP) for the first quarter of 2022 does not include the following items that were included in reported GAAP Net Income:

(in millions)
Q1 2022 GAAP Net Income Attributable to Common Shareholders	$106
Income Taxes	(53)
Depreciation and Amortization	280
Interest Expense, Net	56
Unrealized Loss on Fair Value Adjustments	118
Decommissioning-Related Activities	354
Pension & OPEB Non-Service Costs	(25)
Separation Costs	37
ERP System Implementation Costs	5
Noncontrolling Interests	(12)
Q1 2022 Adjusted EBITDA (non-GAAP)	$866

__________
1Prior year capacity factor was previously reported as 95.3%. The update reflects a change to the ratio from using the full average annual mean capacity to the net monthly mean capacity when calculating capacity factor. There is no change to actual output and the full year capacity factor would be the same under both methodologies.
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Adjusted EBITDA (non-GAAP) for the first quarter of 2021 does not include the following items that were included in reported GAAP Net Loss:

(in millions)
Q1 2021 GAAP Net Loss Attributable to Common Shareholders	$(793)
Income Taxes	(179)
Depreciation and Amortization	940
Interest Expense, Net	72
Unrealized Gain on Fair Value Adjustments	(131)
Plant Retirements and Divestitures	(3)
Decommissioning-Related Activities	(372)
Pension & OPEB Non-Service Costs	(10)
Separation Costs	3
COVID-19 Direct Costs	12
Acquisition Related Costs	8
ERP System Implementation Costs	2
Change in Environmental Liabilities	3
Cost Management Program	2
Noncontrolling Interests	(19)
Q1 2021 Adjusted EBITDA (non-GAAP)	$(465)

Webcast Information
We will discuss first quarter 2022 earnings in a conference call scheduled for today at 10 a.m. Eastern Time (9 a.m. Central Time). The webcast and associated materials can be accessed at https://investors.constellationenergy.com.
About Constellation
Constellation Energy Corporation (Nasdaq: CEG) is the nation’s largest producer of clean, carbon-free energy and a leading supplier of energy products and services to millions of homes, institutional customers, the public sector, community aggregations and businesses, including three fourths of Fortune 100 companies. A Fortune 200 company headquartered in Baltimore, our fleet of nuclear, hydro, wind and solar generation facilities powers more than 20 million homes and businesses, providing 10 percent of all carbon-free energy on the grid in the U.S. Our fleet is helping to accelerate the nation’s transition to clean energy with more than 32,400 megawatts of capacity and annual output that is nearly 90 percent carbon-free. We have set a goal to achieve 100 percent carbon-free power generation by 2040 by leveraging innovative technology and enhancing our diverse mix of hydro, wind and solar resources paired with the nation’s largest nuclear fleet. Follow Constellation on Twitter @ConstellationEG.
Non-GAAP Financial Measures
In analyzing and planning for our business, we supplement our use of net income as determined under generally accepted accounting principles in the United States (GAAP), with Adjusted EBITDA (non-GAAP) as a performance measure. Adjusted EBITDA (non-GAAP) reflects an additional way of viewing our business that, when viewed with our GAAP results and the accompanying reconciliation to GAAP net income included above, may provide a more complete understanding of factors and trends affecting our business. Adjusted EBITDA (non-GAAP) should not be relied upon to the exclusion of GAAP financial measures and is, by definition, an incomplete understanding of our business, and must be considered in conjunction with GAAP measures. In addition, Adjusted EBITDA (non-GAAP) is neither a standardized
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financial measure, nor a presentation defined under GAAP and may not be comparable to other companies’ presentations or deemed more useful than the GAAP information provided elsewhere in this press release and earnings release attachments. We have provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted EBITDA (non-GAAP) should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measure provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted EBITDA (non-GAAP) to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on our website: www.ConstellationEnergy.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on May 12, 2022.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2021 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies; (2) the Registrants' First Quarter 2022 Quarterly Report on Form 10-Q (to be filed on May 12, 2022) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 14, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. Neither of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Operations
(unaudited)
(in millions)

Constellation Energy Corporation
Three Months Ended March 31, 2022
Operating revenues	$5,591
Operating expenses
Purchased power and fuel	3,550
Operating and maintenance	1,205
Depreciation and amortization	280
Taxes other than income taxes	137
Total operating expenses	5,172
Gain on sales of assets and businesses	16
Operating income	435
Other income and (deductions)
Interest expense, net	(56)
Other, net	(318)
Total other income and (deductions)	(374)
Income before income taxes	61
Income taxes	(53)
Equity in losses of unconsolidated affiliates	(3)
Net income	111
Net income attributable to noncontrolling interests	5
Net income attributable to common shareholders	$106

Three Months Ended March 31, 2021
Operating revenues	$5,559
Operating expenses
Purchased power and fuel	4,610
Operating and maintenance	1,001
Depreciation and amortization	940
Taxes other than income taxes	121
Total operating expenses	6,672
Gain on sales of assets and businesses	71
Operating loss	(1,042)
Other income and (deductions)
Interest expense, net	(72)
Other, net	167
Total other income and (deductions)	95
Loss before income taxes	(947)
Income taxes	(179)
Equity in losses of unconsolidated affiliates	(1)
Net loss	(769)
Net income attributable to noncontrolling interests	24
Net loss attributable to common shareholders	$(793)

Change in Net income from 2021 to 2022	$899

Constellation Energy Corporation and Subsidiary Companies
Consolidated Balance Sheets
(unaudited)
(in millions)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$1,605	$504
Restricted cash and cash equivalents	91	72
Accounts receivable
Customer accounts receivable (net of allowance for credit losses of $50 and $55 as of March 31, 2022 and December 31, 2021, respectively)	1,936	1,669
Other accounts receivable (net of allowance for credit losses of $5 as of March 31, 2022 and December 31, 2021)	334	592
Mark-to-market derivative assets	1,775	2,169
Receivables from affiliates	—	160
Inventories, net
Natural gas, oil and emission allowances	212	284
Materials and supplies	999	1,004
Renewable energy credits	577	520
Other	1,238	1,007
Total current assets	8,767	7,981
Property, plant, and equipment, net	19,837	19,612
Deferred debits and other assets
Nuclear decommissioning trust funds	15,272	15,938
Investments	217	174
Mark-to-market derivative assets	565	949
Prepaid pension asset	—	1,683
Deferred income taxes	36	32
Other	2,152	1,717
Total deferred debits and other assets	18,242	20,493
Total assets	$46,846	$48,086

	March 31, 2022	December 31, 2021
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,080	$2,082
Long-term debt due within one year	191	1,220
Accounts payable	1,847	1,757
Accrued expenses	803	737
Payables to affiliates	—	131
Mark-to-market derivative liabilities	1,469	981
Renewable energy credit obligation	727	777
Other	317	311
Total current liabilities	6,434	7,996
Long-term debt	4,548	4,575
Long-term debt to affiliates	—	319
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	3,247	3,703
Asset retirement obligations	13,276	12,819
Pension obligations	722	—
Non-pension postretirement benefit obligations	862	847
Spent nuclear fuel obligation	1,210	1,210
Payables to affiliates	—	3,357
Payable related to Regulatory Agreement Units	2,969	—
Mark-to-market derivative liabilities	773	513
Other	1,300	1,133
Total deferred credits and other liabilities	24,359	23,582
Total liabilities	35,341	36,472
Commitments and contingencies
Shareholders’ equity
Predecessor Member's Equity	—	11,250
Common stock	13,212	—
Retained deficit	(91)	—
Accumulated other comprehensive loss, net	(2,016)	(31)
Total shareholders’ equity	11,105	11,219
Noncontrolling interests	400	395
Total equity	11,505	11,614
Total liabilities and shareholders’ equity	$46,846	$48,086

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income (loss)	$111	$(769)
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	602	1,346
Asset impairments	—	1
Gain on sales of assets and businesses	(16)	(71)
Deferred income taxes and amortization of investment tax credits	(307)	(123)
Net fair value changes related to derivatives	75	(178)
Net realized and unrealized losses (gains) on NDT funds	271	(118)
Net unrealized losses on equity investments	20	23
Other non-cash operating activities	256	(202)
Changes in assets and liabilities:
Accounts receivable	(78)	(453)
Receivables from and payables to affiliates, net	20	59
Inventories	82	50
Accounts payable and accrued expenses	36	208
Option premiums (paid) received, net	(31)	16
Collateral received, net	1,169	270
Income taxes	254	(55)
Pension and non-pension postretirement benefit contributions	(204)	(205)
Other assets and liabilities	(909)	(1,411)
Net cash flows provided by (used in) operating activities	1,351	(1,612)
Cash flows from investing activities
Capital expenditures	(410)	(382)
Proceeds from NDT fund sales	1,130	2,908
Investment in NDT funds	(1,193)	(2,939)
Collection of DPP	853	1,574
Proceeds from sales of assets and businesses	28	680
Other investing activities	(4)	(2)
Net cash flows provided by investing activities	404	1,839
Cash flows from financing activities
Change in short-term borrowings	(702)	997
Repayments of short-term borrowings with maturities greater than 90 days	(300)	—
Issuance of long-term debt	2	1
Retirement of long-term debt	(1,058)	(35)
Retirement of long-term debt to affiliate	(258)	—
Changes in money pool with Exelon	—	(285)
Distributions to Exelon	—	(458)
Contribution from Exelon	1,750	—
Dividends paid on common stock	(46)	—
Other financing activities	(23)	(12)
Net cash flows (used in) provided by financing activities	(635)	208
Increase in cash, restricted cash, and cash equivalents	1,120	435
Cash, restricted cash, and cash equivalents at beginning of period	576	327
Cash, restricted cash, and cash equivalents at end of period	$1,696	$762

Constellation Energy Corporation
Reconciliation of GAAP Net Income to Adjusted EBITDA (non-GAAP) and Analysis of Earnings
Three Months Ended March 31, 2022 and 2021
(unaudited)
(in millions)

2021 GAAP Net Loss Attributable to Common Shareholders	$(793)
Income Taxes	(179)
Depreciation and Amortization (1)	940
Interest Expense, Net	72
Unrealized Gain on Fair Value Adjustments (2)	(131)
Plant Retirements and Divestitures (3)	(3)
Decommissioning-Related Activities (4)	(372)
Pension & OPEB Non-Service Costs	(10)
Separation Costs (5)	3
COVID-19 Direct Costs (6)	12
Acquisition Related Costs (7)	8
ERP System Implementation Costs (8)	2
Change in Environmental Liabilities	3
Cost Management Program	2
Noncontrolling Interests (9)	(19)
2021 Adjusted EBITDA (non-GAAP)	(465)

Year Over Year Effects on Adjusted EBITDA (non-GAAP):
February 2021 Extreme Weather Event	1,216
Market and Portfolio Conditions (10)	175
Nuclear Fuel Cost (11)	40
Labor, Contracting and Materials	(6)
Nuclear Refueling Outages (12)	(43)
Capacity Revenue (13)	(44)
Other	(33)
Noncontrolling Interests (14)	26
Total Year Over Year Effects on Adjusted EBITDA (non-GAAP)	1,331

2022 GAAP Net Income Attributable to Common Shareholders	106
Income Taxes	(53)
Depreciation and Amortization	280
Interest Expense, Net	56
Unrealized Loss on Fair Value Adjustments (2)	118
Decommissioning-Related Activities (4)	354
Pension & OPEB Non-Service Costs	(25)
Separation Costs (5)	37
ERP System Implementation Costs (8)	5
Noncontrolling Interests (9)	(12)
2022 Adjusted EBITDA (non-GAAP)	$866

(1)Includes the accelerated depreciation associated with early plant retirements.
(2)Includes mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(3)Primarily reflects a gain on sale of our solar business, partially offset by accelerated nuclear fuel amortization for Byron and Dresden.
(4)Reflects all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(5)Represents costs related to the separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation, and employee-related severance costs.
(6)Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(7)Reflects costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG, which was completed in the third quarter of 2021.
(8)Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(9)Represents elimination of the noncontrolling interests related to certain adjustments, primarily relating to Constellation Renewables Partners, LLC (CRP) in 2022 and CENG in 2021.
(10)Primarily reflects higher realized energy prices.
(11)Primarily reflects a decrease in fuel prices.
(12)Reflects volume and operating and maintenance impact of nuclear refueling outages.
(13)Reflects decreased capacity revenues in the Mid-Atlantic, Midwest, and Other Power Regions, partially offset by increased revenues in New York.
(14)Reflects elimination of the noncontrolling interest from results of activity, primarily relating to CRP in 2022 and CENG and CRP in 2021. We acquired the noncontrolling interest in CENG on August 6, 2021.

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted EBITDA (non-GAAP) Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended March 31, 2022			Three Months Ended March 31, 2021
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$5,591	$919	(b),(c)	$5,559	$83	(b),(c)
Operating expenses
Purchased power and fuel	3,550	803	(b)	4,610	183	(b),(d)
Operating and maintenance	1,205	(52)	(c),(d),(h),(i),(j)	1,001	161	(c),(d),(e),(f),(g),(h),(i),(j),(k)
Depreciation and amortization	280	(280)	(l)	940	(940)	(l)
Taxes other than income taxes	137	(2)	(i)	121	—
Total operating expenses	5,172			6,672
Gain on sales of assets and businesses	16	(2)	(d)	71	(68)	(d)
Operating income (loss)	435			(1,042)
Other income and (deductions)
Interest expense, net	(56)	56	(m)	(72)	72	(m)
Other, net	(318)	321	(b),(c),(i),(j)	167	(157)	(b),(c)
Total other income and (deductions)	(374)			95
Income (loss) before income taxes	61			(947)
Income taxes	(53)	53	(n)	(179)	179	(n)
Equity in losses of unconsolidated affiliates	(3)	—		(1)	—
Net income (loss)	111			(769)
Net income attributable to noncontrolling interests	5	12	(o)	24	19	(o)
Net income (loss) attributable to common shareholders	$106			$(793)
Effective tax rate	(86.9)%			18.9%
Earnings per average common share
Basic	$0.32			$—
Diluted	$0.32			$—
Average common shares outstanding
Basic	327			—
Diluted	328			—
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment for mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with NDTs, ARO accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)Adjustments related to plant retirements and divestitures.
(e)In 2021, adjustment primarily for reorganization and severance costs related to cost management programs.
(f)In 2021, adjustment for direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(g)In 2021, adjustment for costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG, which was completed in the third quarter of 2021.
(h)Adjustment for costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(i)Adjustment for costs related to the separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation, and employee-related severance costs.
(j)Adjustment for Pension and OPEB Non-Service costs. Historically, we were allocated our portion of pension and OPEB non-service costs from Exelon, which was included in Operating and maintenance expense. Effective February 1, 2022, the non-service cost components will not be included in Other, net.
(k)In 2021, adjustment for changes in environmental liabilities.
(l)Adjustment for depreciation and amortization expense.
(m)Adjustment for interest expense.
(n)Adjustment for income taxes.
(o)Adjustment for elimination of the noncontrolling interest related to certain adjustments, primarily relating to CRP in 2022 and CENG in 2021.

Statistics

	Three Months Ended March 31,
	2022	2021
Supply Source (GWhs)
Nuclear Generation(a)
Mid-Atlantic	13,123	13,254
Midwest	23,462	23,155
New York	6,366	7,057
Total Nuclear Generation	42,951	43,466
Natural Gas, Oil, and Renewables
Mid-Atlantic	727	662
Midwest	366	323
New York	—	1
ERCOT	2,974	2,783
Other Power Regions(b)	2,902	2,964
Total Natural Gas, Oil, and Renewables	6,969	6,733
Purchased Power
Mid-Atlantic	2,772	4,483
Midwest	196	179
ERCOT	736	772
Other Power Regions(b)	13,655	12,834
Total Purchased Power	17,359	18,268
Total Supply/Sales by Region
Mid-Atlantic	16,622	18,399
Midwest	24,024	23,657
New York	6,366	7,058
ERCOT	3,710	3,555
Other Power Regions(b)	16,557	15,798
Total Supply/Sales by Region	67,279	68,467

	Three Months Ended March 31,
	2022	2021
Outage Days(c)
Refueling	76	84
Non-refueling	10	3
Total Outage Days	86	87
__________
(a)Includes the proportionate share of output where we have an undivided ownership interest in jointly-owned generating plants. Includes the total output for fully owned plants and the total output for CENG prior to the acquisition of EDF’s interest on August 6, 2021 as CENG was fully consolidated.
(b)Other Power Regions includes New England, South, West, and Canada.
(c)Outage days exclude Salem.

	Three Months Ended March 31,
ZEC Prices	2022	2021
State (Region)
New Jersey (Mid-Atlantic)	$10.00	$10.00
Illinois (Midwest)	16.50	16.50
New York (New York)	21.38	19.59

	Three Months Ended March 31,
Capacity Prices	2022	2021
Location (Region)
Eastern Mid-Atlantic Area Council (Mid-Atlantic and Midwest)	$165.73	$187.87
ComEd (Midwest)	195.55	188.12
Rest of State (New York)	85.11	13.02
Southeast New England (Other)	154.37	176.67

	Three Months Ended March 31,
Electricity Prices	2022	2021
Location (Region)
PJM West (Mid-Atlantic)	$55.39	$30.60
ComEd (Midwest)	40.25	28.52
Central (New York)	65.95	25.24
North (ERCOT)	37.04	476.74
Southeast Massachusetts (Other)(a)	111.62	49.88
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(a)Reflects New England, which comprises the majority of the activity in the Other region.